UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-15153	52-1655102
(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Elm Street, Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

(214) 854-3000

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 1, 2010, Blockbuster Inc. (the “Company”), a leading provider of media entertainment, and the guarantors (the “Guarantors”) under that certain Indenture (the “Indenture”), dated October 1, 2009, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee, in respect of the Company’s $675,000,000 principal amount of 11.75% Senior Secured Notes due 2014 (the “Notes”), entered into a forbearance agreement (the “Forbearance Agreement”) with holders who have represented that they hold approximately 70% of the outstanding principal amount of the Notes (the “Forbearing Holders”). Based on the terms of the Forbearance Agreement, the Forbearing Holders agreed to, among other things, forbear from taking any action to enforce certain of their rights or remedies under the Indenture with respect to the Company’s failure on July 1, 2010, (i) to redeem a portion of the Notes pursuant to the Indenture and the Notes (the “Amortization Payment Default”) and (ii) to pay interest on the Notes (the “Interest Payment Default”). The Forbearance Agreement is effective until the earliest of (a) August 13, 2010, (b) the occurrence or existence of any Default or Event of Default (each as defined in the Indenture) other than the Amortization Payment Default or Interest Payment Default, and (c) the occurrence of certain other events as described in the Forbearance Agreement.

The Forbearance Agreement contains covenants by the Company to, among other things: (i) retain and continue to employ a chief restructuring officer who will assist with all restructuring initiatives of the Company, and (ii) provide to the Trustee and to counsel and the financial advisors to the Forbearing Holders (a) a 13-week treasury cash flow forecast no later than Thursday of each week, (b) executive summary reports no later than Thursday of each week, and (c) period financial reports each month no later than twenty-one days after the end of the prior month. The Company also agreed to weekly telephonic and written communication with counsel and the financial advisors to the Forbearing Holders to review, among other things, the weekly reports and to provide updates on strategic processes.

The foregoing description is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The Company announced in a press release that it has entered into a forbearance agreement with its senior secured noteholders, as described above. A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under this Item 7.01 (Regulation FD Disclosure), including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Forbearance Agreement

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Blockbuster Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BLOCKBUSTER INC.

By:	/S/ THOMAS M. CASEY
Thomas M. Casey
Executive Vice President and Chief Financial Officer

Date:	July 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Forbearance Agreement

99.2	Press Release